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                                                                EXHIBIT 10.36.2

                      SECOND AMENDMENT TO CREDIT AGREEMENT

         SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of March 26, 1999 ("this Amendment"), among Brigham Oil & Gas, L.P., a limited partnership formed under the laws of the State of Delaware (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (each a "Lender" and collectively the "Lenders") and Bank of Montreal, a Canadian bank, as agent for Lenders under the Credit Agreement (in such capacity, the "Agent").

                                    RECITALS


         WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of January 26, 1998, as amended by that certain First Amendment to Credit Agreement, dated as of August 20, 1998 (as so amended, the "Credit Agreement"); and

         WHEREAS, the Borrower has advised the Lenders and the Agent that it desires to amend certain provisions of the Credit Agreement, and the Borrower has requested that the Lenders and the Agent agree to various amendments to certain provisions of the Credit Agreement; and

         WHEREAS, the Lenders and the Agent have agreed to so amend certain provisions of the Credit Agreement upon the terms and subject to the conditions and limitations of this Amendment;

         NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agrees as follows:


         Section 1. Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings ascribed thereto in the Credit Agreement. The following capitalized terms shall have the following respective meanings when used herein:

         A. "Duke Consent Letter" shall mean that certain Letter Agreement dated as of February 18, 1999 executed by the Borrower and the Lenders, a copy of which is attached hereto as Exhibit A.

         B. "Duke Transaction" shall mean the transactions contemplated by the Duke Consent Letter.

         C. "Lending Relationship" shall refer to the Credit Agreement and the other Loan Documents, including, without limitation, this Amendment, together with any and all negotiations, discussions, acts, omissions, renewals, extensions, and other agreements or events related to the Credit Agreement and such other Loan Documents, the parties' obligations thereunder and the transactions contemplated thereby, including, without limitation, any such negotiations, discussions, acts, omissions, renewals, extensions, other agreements or events that (a) occurred prior to the date hereof, (b) may



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occur on the date hereof, or (c) occurred prior to the execution of this
Amendment and the instruments and documents executed and delivered in connection herewith or relating hereto.

         D. "New Mortgage" shall mean that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of the date hereof from Brigham Oil & Gas, L.P. to Thomas McGraw, as Trustee, for the benefit of Bank of Montreal, as Agent.

         E. "Released Claims" shall mean any and all claims (including without limitation any liabilities, damages, demands and causes of action arising therefrom), whether (a) at law or in equity, (b) on the alleged commission of a tort, (c) on the alleged breach (or anticipatory breach or repudiation) of any contract, duty, or warranty (whether oral or written, express or implied), (d) on the alleged violation of any statute, tariff, or regulation (whether promulgated by the United States, any state thereof, any foreign state or country, or any other governmental agency or entity, wherever located), or (e) on any other factual, legal or equitable theory, including, without limitation, any claim for damages of any type or nature, for injunctive or other relief, for attorneys' fees, interest or any other liability whatsoever on any theory, including without limitation any loss, cost or damage in connection with or based upon "lender liability", unfair dealing, duress, coercion, control or undue influence, extortion or commercial bribery, breach of an implied covenant or duty of good faith and fair dealing, material misrepresentation or omission, overreaching, unconscionability, conflict of interest, bad faith, malpractice, disparate bargaining position, detrimental reliance, promissory estoppel, estoppel by deed, waiver, laches, or any other equitable theory, equitable subordination, breach of fiduciary duty or any other duty, or tortious inducement to commit such breach, tortious interference with contract or prospective business relations, negligent performance of contractual obligations, or other theories of negligence, negligent or intentional infliction of emotional distress, slander, libel, other defamation, fraudulent transfer, conversion, trespass to (or clouding the title of) property, usury, violations of the Racketeer Influenced and Corrupt Organizations Act, deceptive trade practices, conspiracy, or any theory of liability as partners or joint venturers, that any Releasing Party may have as of the date hereof against any Released Party with respect to the Lending Relationship.

         F. "Released Party" shall mean each of the Agent, the Lenders and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals and Affiliates and all other Persons liable or who might be claimed to be liable on their behalf (collectively, the "Released Parties").

         G. "Releasing Party" shall mean each of the Borrower and the Guarantors and their respective predecessors, successors, assigns, directors, officers, partners, employees, agents, attorneys, principals, Affiliates and all other Persons who might have a claim against any Released Party (collectively, the "Releasing Parties").



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         Section 2. Amendments to Credit Agreement. The Credit Agreement is
amended hereby as follows:

         A. Section 1.02 is amended hereby:

                  (i) by deleting the definition of the term "Aggregate Maximum Credit Amounts" in its entirety and substituting the following therefor:

                  "'Aggregate Maximum Credit Amounts' at any time shall equal the sum of the Maximum Credit Amounts of the Lenders ($65,000,000), as the same may be reduced pursuant to Section 2.03(b) and Section 2.07(d).";

                  (ii) by deleting the definition of the term "Applicable Margin" in its entirety and substituting the following therefor:

                  "'Applicable Margin' shall mean (i) 2% with respect to Base Rate Loans and (ii) 3% with respect to Eurodollar Loans.";

                  (iii) by deleting the reference "and to participate in the Letters of Credit as provided in Section 2.01(b)" in the definition of the term "Commitment";

                  (iv) by deleting the reference "January 31, 1999" in the definition of the term "First Borrowing Base Determination Date" and substituting therefor the reference "June 1, 1999";

                  (v) by inserting in the definition of the term "Guaranty Agreements" after the reference to "Brigham Holdings II, LLC", the reference "Sooner Production LLC";

                  (vi) by deleting all text after the word "Loans" in the definition of the term "Initial Funding" and inserting a period after the word "Loans";

                  (vii) by deleting the first paragraph of the definition of the term "Interest Period" in its entirety and substituting therefor the following new definition:

                  "'Interest Period' shall mean, with respect to (i) any Eurodollar Loan made prior to the First Borrowing Base Determination Date, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first month thereafter, and (ii) any Eurodollar Loan made after the First Borrowing Base Determination Date, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first or third calendar month thereafter, as Borrower may select as provided in Section 2.02, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.";



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                  (viii) by deleting the definition of the term "Issuing Bank"
in its entirety;

                  (ix) by deleting the definition of the term "LC Commitment" in its entirety;

                  (x) by deleting the definition of the term "LC Exposure" in its entirety;

                  (xi) by deleting the definition of the term "Letter of Credit Agreements" in its entirety;

                  (xii) by deleting the definition of the term "Letters of Credit" in its entirety;

                  (xiii) by deleting the reference "the Letters of Credit, the Letter of Credit Agreements," and the reference ", or reimbursement obligations under the Letters of Credit," in the definition of the term "Loan Documents"; and

                  (xiv) by deleting the reference "Section 8.09(a)" in the definition of the term "Mortgage" and substituting the reference "Section 8.09(b)" therefor.

         B. Section 2.01 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting the reference "and Letters of Credit" in the section title;

                  (ii) by deleting the reference "together with the LC Exposure" in subsection (a); and

                  (iii) by deleting the text of subsection (b) in its entirety and substituting therefor the reference "Intentionally left blank."

         C. Section 2.02 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting the reference "and Letters of Credit" in the section title;

                  (ii) by deleting the reference "All" in the third sentence of subsection (d) and substituting the following therefor:

                  "So long as the Borrowing Base is equal to or greater than the outstanding principal amount of the Loans, all"; and

                  (iii) by deleting the reference "All" in the third sentence of subsection (e) and substituting the following therefor:

                  "So long as the Borrowing Base is equal to or greater than the outstanding principal amount of the Loans, all"; and


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                  (iv) by deleting subsection (g) in its entirety.

         D. Section 2.03 of the Credit Agreement is amended hereby by deleting the text of subsection (a) in its entirety, and substituting the following therefor:

                  "The Aggregate Commitments shall at all times be equal to $65,000,000 until the First Borrowing Base Determination Date after which date the Aggregate Commitments shall be equal to the lesser of
         (i) the Aggregate Maximum Credit Amounts or (ii) the Borrowing Base as determined from time to time.".

         E. Section 2.04 of the Credit Agreement is amended hereby by deleting the title and text of subsection (b) in their entirety and substituting therefor the reference "Intentionally left blank."

         F. Section 2.05 of the Credit Agreement is amended hereby by deleting the reference "or to provide funds for disbursements or reimbursements under Letters of Credit".

         G. Section 2.07 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting the reference to "plus the LC Exposure" in subsection (b);

                  (ii) by deleting the text of subsection (c) in its entirety and substituting the following therefor:

                  "Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Loans then, within ninety (90) days (or such shorter period as hereinafter provided) of receipt of written notice of the redetermined Borrowing Base, the Borrower shall prepay the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment; provided however, that following the first Borrowing Base determination such required prepayment shall be made on or before thirty (30) days after such first Borrowing Base determination if the amount of the required payment equals or exceeds an amount equal to 10% of the redetermined Borrowing Base."; and

                  (iii) by inserting the following reference before the last sentence of subsection (d):

                  "Prior to the initial Borrowing Base determination, all prepayments on the Loans shall reduce the Maximum Credit Amounts pro tanto; provided that immediately following any such prepayment the Maximum Credit Amounts shall be automatically reinstated pro tanto in an aggregate amount equal to the lesser of (i) $5,000,000 and (ii) the amount of such prepayment."



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         H. Section 2.08 of the Credit Agreement is amended hereby by as follows:


                  (i) by deleting the reference "or any LC Exposure" in subsection (a);

                  (ii) by deleting the text of subsection (c) in its entirety and substituting the following therefor:

         "The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable. No Property of the Borrower subject to the New Mortgage nor any production or income therefrom shall be included in the Borrowing Base until such time as an amendment or supplement to the New Mortgage in form satisfactory to the Agent is filed of record, which shall contain with respect to such Property such representations, warranties and covenants as to title, defense of title, revenue and cost bearing interest, rentals paid and leases in effect, and such other provisions, as the Agent may request."

         I. Section 2.09 of the Credit Agreement is amended hereby by deleting the title and text of such section in its entirety and substituting therefor the reference "Intentionally left blank."

         J. Section 2.10 of the Credit Agreement is amended hereby by deleting the title and text of such section in its entirety and substituting therefor the reference "Intentionally left blank."

         K. Section 3.02 of the Credit Agreement is amended hereby by deleting the paragraph beginning "Accrued interest on Base Rate Loans" in its entirety and substituting the following therefor:

                  "Accrued interest on Base Rate Loans shall be payable on the last day of each calendar month, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than one month at one-month intervals following the first day of each Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted)."

         L. Section 4.02 of the Credit Agreement is amended hereby as follows:

                  (i) by inserting the word "and" before the reference "(iii)"; and


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                  (ii) by deleting the reference "and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for the account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender".

         M. Section 4.04 of the Credit Agreement is amended hereby by deleting the reference "or a payment under a Letter of Credit to be made by it hereunder".

         N. Section 4.05 of the Credit Agreement is amended hereby by deleting the following references in subsection (b):

                  (i) "(or reimbursement as to any Letter of Credit)";

                  (ii) "(or reimbursement)";

                  (iii) "(or participants in Letters of Credit)";

                  (iv) "(or reimbursements of Letters of Credit)"; and

                  (v) "(or Letters of Credit)".

         O. Section 5.01 of the Credit Agreement is amended hereby by deleting all references to "Letters of Credit" in subsections (a), (c) and (d).

         P. Section 5.06 of the Credit Agreement is amended hereby by deleting the reference "and participation interests in Letters of Credit (if any)" in subsection (d).

         Q. Section 6.02 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting the reference "and Letters of Credit" in the section title;

                  (ii) by deleting the reference "and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower" in the introductory paragraph of such section; and

                  (iii) by deleting all references "or issuance, renewal, extension or reissuance of a Letter of Credit" in subsection (c).

         R. The introductory language to Article VII of the Credit Agreement is amended hereby by deleting the reference "and issuance, renewal, extension or reissuance of a Letter of Credit".

         S. Section 8.01 of the Credit Agreement is amended hereby as follows:

                  (i) by inserting the following new subsection (c):



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                  "(c) Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month that is not also the end of one of Brigham Exploration's first three fiscal quarterly periods or of Brigham Exploration's fiscal year, consolidated statements of income and changes in financial position of Brigham Exploration and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period and, beginning March 31, 2000, statements setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of Brigham Exploration and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).";

                  (ii) by relettering the existing subsections (c) through (i) as subsections (d) through (j);

                  (iii) by deleting in subsection (i), as relettered by (ii) above, the reference "Concurrent with the First Reserve Report and each January 1 Reserve Report thereafter" and substituting therefor the reference "On or before January 31 of each year"; and

                  (iv) by inserting after the reference "paragraph (a) or (b)" in the final paragraph of Section 8.01 of the reference "or (c)".

         T. Section 8.07 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting the text of subsection (a) in its entirety and substituting therefor the reference "Intentionally left blank"; and

                  (ii) by deleting the reference "January 31, 1999 " in the first sentence of subsection (b) and substituting therefor the reference "June 1, 1999"; and;

                  (ii) by deleting each reference to "January 1" in subsection
     (b) and substituting therefor the reference "January 31".

         U. Section 8.09 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting the text of subsection (a) in its entirety and substituting the following therefor:

                  "The Borrower will grant and will cause each of its Subsidiaries to grant to the Agent as security for the Indebtedness a perfected Lien on the Borrower's or such Subsidiary's interest in any Oil and Gas Properties


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         acquired after the date hereof at the cash acquisition cost to the
         Borrower or such Subsidiary equal to or exceeding $1,000,000, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Loan Documents, all in form substantially the same as the New Mortgage (subject to such changes as are necessary as a result of, to reflect and/or to account for changes in applicable law) and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.";

                  (ii) by inserting the following new subsection (b):

                  "(b) The Borrower will grant and will cause each of its Subsidiaries to grant to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens and the matters set forth on Schedule 7.10 hereto) on the Borrower's or such Subsidiary's interest in any Oil and Gas Properties identified after the Closing Date as containing proved Hydrocarbon reserves, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Loan Documents, all in form substantially the same as the previous Mortgages (subject to such changes as are necessary as a result of, to reflect and/or to account for changes in applicable law) and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.";

                  (iii) by relettering subsections (b) and (c) as subsections
(c) and (d);

                  (iv) by deleting in subsection (c), as relettered by (iii) above, the reference "Section 8.09(a)" and substituting therefor the reference "Section 8.09(b)";

                  (v) by deleting the reference "80%" in subsection (c) (as relettered by (iii) above) and substituting therefor the reference "90%"; and

                  (vi) by inserting after the reference "Loan Document in any state" in subsection (d), as relettered by (iii) above, the following reference:

                  "other than the New Mortgage and any other mortgage filed pursuant to subsection (a) of this Section 8.09 or any other mortgage substantially in the form of the New Mortgage."

         V. Section 9.01 of the Credit Agreement is amended hereby by deleting the text of subsection (h) in its entirety and substituting the following therefor:

                  "Debt of the Borrower described on Schedule 9.01(h) and such other Debt of the Borrower related to the acquisition of software and licensing rights related thereto that does not exceed $100,000 at any one time outstanding."



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         W. Section 9.13 of the Credit Agreement is amended hereby by deleting the reference "and (iv) during any consecutive four fiscal quarters, sales of Hydrocarbon Interests containing identified proved Hydrocarbon reserves which shall not exceed $2,500,000 in the aggregate".

         X. Section 9.16 of the Credit Agreement is amended hereby as follows:

                  (i) by inserting a period after the reference "investment in a Subsidiary"; and

                  (ii) by deleting the reference ", unless such Subsidiary is or becomes a Guarantor and provided further, that all" and substituting therefor the reference "All".

         Y. Section 10.01 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting in subsection (a) the reference ", or any reimbursement obligation for a disbursement made under any Letter of Credit"; and

                  (ii) by deleting subsection (k) it its entirety and relettering subsections (l) through (o) as subsections (k) through (n).

         Z. Section 10.02 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting in subsections (a) and (b) the reference "(including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) hereof)"; and

                  (ii) by deleting in subsection (c) the reference "fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure;".

         AA. Section 11.03 of the Credit Agreement is amended hereby by deleting the reference "or failure to reimburse for Letter of Credit drawings".

         BB. Section 11.04 of the Credit Agreement is amended hereby by deleting the reference "and its participation in the issuance of Letters of Credit".

         CC. Section 12.03 of the Credit Agreement is amended hereby as follows:

                  (i) by deleting the reference "OR LETTERS OF CREDIT" in subsection (b); and

                  (ii) by deleting the reference "THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT," in subsection (b).

         DD. Section 12.06 of the Credit Agreement is amended hereby as follows:


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                  (i) by deleting the reference "or any Letters of Credit" in subsection (a);

                  (ii) by deleting the first three sentences of subsection (b) in their entirety and substituting the following therefor:

                  "Any Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person all or any portion of its rights and obligations hereunder, and acceptance of such assignment by any assignee shall constitute the agreement of such assignee to be bound by the terms of this Agreement applicable to the assigning Lender. Promptly after receiving evidence of an assignment under this
         Section 12.06(b), the Agent shall send a notice of such assignment to the Borrower. Upon receipt of such notice and of the Notes that are the subject thereof, the Borrower will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests.";

                  (iii) by deleting the reference "no such participant to which the Borrower has not consented (such consent not to be unreasonably withheld) shall be given any non-public information provided by the Borrower or the Guarantors under the Loan Documents, and (iii)" in subsection (c);

                  (iv) by deleting all references "or Letters of Credit" in subsection (c);

                  (v) by deleting the reference "to which the Borrower has consented (such consent not to be unreasonably withheld)" in subsection (d); and

                  (vi) by deleting the last sentence of subsection (d) in its entirety.

         EE. the Credit Agreement is amended hereby by deleting all references to "the Issuing Bank" in:

                  (i) the definition of the term "Indebtedness";

                  (ii) subsections (a) and (c) of Section 4.06; and

                  (iii) Section 11.05.

         FF. the Credit Agreement is amended hereby by adding Schedule 9.01(h)
- Certain Agreements thereto.

         Section 3. Covenants. The Borrower or Brigham Exploration, as the case may be, covenants and agrees that during the period from February 1, 1999 through and including June 1, 1999:



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         A. Brigham Exploration shall deliver weekly cash budgets reasonably satisfactory to the Agent in the form attached hereto as Exhibit B, and weekly cash flow statements reasonably satisfactory to the Agent based on such form, with variance analysis to budget (including accounts receivables and accounts payables reporting) not later than the Friday following the week to which such budgets and statements relate.

         B. The Borrower shall not spud any wells or conduct any other drilling operations (other than routine workovers normally expensed in accordance with past practice) without the prior written consent of the Agent and the Lenders, and shall not use any amounts advanced by the Lenders under the Credit Agreement to acquire acreage, leases or seismic data or to pay any drilling costs or expenses other than for wells for which drilling had commenced on or before January 1, 1999; provided that the Borrower may use the Escrow Cash (as defined in the Duke Consent Letter) to spud, drill, complete, operate and maintain wells contemplated thereby; provided further that, notwithstanding the foregoing, the Borrower may incur up to $300,000, in the aggregate, in discretionary new commitments during the period from the date hereof through and including June 1, 1999 to acquire leases and seismic data (or licenses thereto) if, and only if, the Borrower shall grant the Agent, for the benefit of the Lenders, a perfected Lien on its interest in any new leases acquired pursuant to this proviso within thirty (30) days or, upon request by the Agent, within fifteen (15) days, of any such acquisition under a form of mortgage substantially identical to that of the New Mortgage.

         C. The Borrower shall prepay the Loans in an amount equal to the cash proceeds of sale of any equity or equity derivative securities and the proceeds of any asset sales requiring the consent of the Agent under the Credit Agreement as amended hereby; provided however nothing herein shall be deemed to constitute a consent by the Agent or any Lender to any such asset sale.

         D. The Borrower shall use all amounts, other than the Escrow Cash, received by it in connection with the Duke Transaction as working capital.

         E. The Borrower shall provide to the Agent from time to time upon request by the Agent the certificate of a Responsible Officer of the Borrower stating that, except as disclosed in a schedule thereto, the Borrower has not received written notice that any mechanics' liens have been filed or will be filed on the Mortgaged Properties; provided that mere receipt of an invoice for services rendered shall not constitute written notice that a mechanics' lien will be filed.

         F. The Borrower shall cause its Subsidiary, DND Oil & Gas, LLP to transfer all assets held by it to the Borrower and, thereafter, to dissolve on or before June 1, 1999.

         G. The Borrower will not, and will not allow any of its Subsidiaries to, (i) transfer any assets to Quest Resources LLC or (ii) make any investments in or loans or advances to Quest Resources LLC.

         Section 4. Conditions Precedent. This Amendment shall become binding upon receipt by the Agent of the following documents and satisfaction of the



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other conditions provided in this Section 4, each of which must be satisfactory to the Agent in form and substance:

         A. counterparts of this Amendment executed by the Borrower, the Agent and the Lenders;

         B. counterparts of the New Mortgage executed by the Borrower;

         C. evidence that the New Mortgage and the related UCC-1 financing statements have been filed in all jurisdictions necessary to perfect and protect the security interests, assignments and Liens created thereby;

         D. certificates of the Secretary or an Assistant Secretary of the Borrower and each of the Guarantors setting forth for each of them (i) the resolutions of its board of directors or managers (or if such Guarantor is a partnership, resolutions of the general partner of such partnership), as applicable, with respect to the authorization to execute and deliver this Amendment and consummate the transactions contemplated hereby; (ii) the Responsible Officer of such entity authorized to sign this Amendment, and (iii) the signature of such authorized Responsible Officer of such entity;

         E. a monthly cash budget for 1999 of Brigham Exploration and its Subsidiaries, which shall include projected revenues, expenses and capital expenditures;

         F. a Third Amendment to Guaranty Agreement executed by Brigham Exploration Company;

         G. a First Amendment to Security Agreement executed by the Borrower in favor of the Agent granting, among other things, a first priority security interest in all of the Borrower's right, title and interest in its ownership interests in Quest Resources LLC, and evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the security interests and Liens granted thereby have been taken;

         H. a First Amendment to Security Agreement executed by Brigham, Inc. in favor of the Agent granting, among other things, a first priority security interest in all of Brigham, Inc.'s right, title and interest in its ownership interests in Sooner Production LLC and Quest Resources LLC, and evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the security interests and Liens granted thereby have been taken;

         I. a First Amendment to Intercreditor and Subordination Agreement executed by Brigham Exploration Company, Enron Capital & Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership, individually and as agent for the subordinated Lender as defined therein;

         J. a Consent and Acknowledgement executed by each of the Guarantors;

         K. an opinion of counsel to Borrower substantially in the form attached hereto as Exhibit C;

         L. evidence that Brigham Exploration has obtained the consent and agreement of the holders of the Notes (as defined in the Indenture) to convert all interest payments due under such Notes in 1999 to in kind payments as provided in Section 1X. 2(2) of the Indenture;

         M. payment to the Agent for the ratable benefit of the Lenders of all accrued and unpaid Interest outstanding under the Credit Agreement and the Notes;

         N. payment of a $50,000 installment of the Amendment Fee in accordance with Section 8.A(i) hereof;

         O. payment of the expenses of the Agent and the Lenders in accordance with Section 8.B hereof; and

         P. such other documents as Agent or its counsel may reasonably request.

         Section 5. Representations and Warranties.

         A. Except as provided in subsection (iii) of this Section 5.A., the Borrower hereby reaffirms that, as of the date of this Amendment, the representations and warranties made by the Borrower and Brigham Exploration in the Credit Agreement are true and correct as though made on and as of the date hereof, and further, the Borrower represents that,

                  (i) as of the date hereof, no Default or Material Adverse Effect has occurred and is continuing except as previously disclosed to the Agent in writing;

                  (ii) the execution, delivery and performance by the Borrower or the Guarantors of this Amendment and the other Loan Documents and all instruments and documents to be delivered by the Borrower or the Guarantors, to the extent a party thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (a) are within the Borrower's or such Guarantor's corporate power; (b) have been duly authorized by all necessary or proper corporate action, including the consent of stockholders, members and/or partners therein or thereof; (c) are not in contravention of any provision of the Borrower's or such Guarantor's certificate of incorporation, bylaws or similar organizational and/or governing documents; (d) will not violate (1) any law or regulation or (2) any order or decree of any court or governmental instrumentality; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors or any of their respective property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of the Borrower or the Guarantors other than those in favor of the Agent pursuant to the terms of this Amendment and the other Loan Documents to be delivered in connection herewith; and (g) do not require the consent or approval of any governmental body, agency, authority or any other Person that has not been duly obtained, made or complied with prior to the date hereof. At or prior to the date hereof, each of this Amendment and the other Loan Documents to be delivered in connection herewith shall have been duly executed and delivered for the benefit of or on behalf of the Borrower or the Guarantors, in each case to the extent a party thereto, and each shall then constitute a legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against it in accordance with its terms; and

                  (iii) notwithstanding the foregoing, the representations and warranties contained in the last sentence of Section 7.10(a) of the Credit Agreement (and not those contained in the first two sentences) are reaffirmed with respect to the Mortgaged Property covered by or described in the New Mortgage.

         B. Each of the Borrower and the Guarantors further represents and warrants, for itself only that he or it (i) is executing this Amendment after consultation with counsel of his or its own choosing, (ii) has read and understands the release granted by Section 6 hereof, (iii) desires to execute this Amendment and (iv) has the requisite authority to enter into and be bound by this Amendment, including the release granted by Section 6 hereof.

         Section 6. Release.

         A. Each of the Releasing Parties desires and intends fully to compromise, release and settle any and all of the Released Claims; and each of the Releasing Parties hereby covenants, warrants and represents unto each of the Released Parties that such Releasing Party does hereby FOREVER RELEASE, ACQUIT, WAIVE AND DISCHARGE each of the Released Parties of and from the Released Claims and each of the Releasing Parties hereby declares the same FOREVER RELEASED, ACQUITTED, WAIVED, SETTLED AND DISCHARGED. This release is effective without regard to whether (i) such Released Claims are known or unknown, (ii) damages arising out of such Released Claims have yet accrued,
(iii) such Released Claims arose collaterally, directly, derivatively, or otherwise between the parties hereto or (iv) an ordinary person in the same or similar circumstances would or would not, through the exercise of due care, have discovered such claims by the date of this Amendment. In connection with the foregoing release:

         B. Borrower and each of the Guarantors represents and warrants that it has the full power and authority to perform the release granted in this Section 6 and that it has not in any manner made any assignment of any Released Claim to any third party.

         C. The release granted in this Section 6 will be effective upon execution of this Amendment by all of the parties hereto.

         D. Each party executing this Amendment understands and agrees that the release granted in this Section 6 is a full, final and complete release of the Released Claims and that such release may be pleaded as an absolute and final bar to any or all suits which may hereafter be filed or prosecuted by any one or more of the Releasing Parties or anyone claiming by, through or under any one or more of the Releasing Parties in respect of any of the matters released hereby, and that no recovery on account of the Released Claims may hereafter be had from any of the Released Parties; and that the consideration given for such release is not an admission of liability or fault on the part of any of the Released Parties (it being the express intent of the parties hereto to obtain peace of mind and avoid the expense and uncertainty of potential litigation), and that none of the Releasing Parties or those claiming by, through or under any of them will ever claim that it is.

         E. The parties hereto acknowledge that the release granted by this
Section 6 does not have any effect with respect to relationships between the Borrower and each of the Guarantors and the Lenders and the Agent other than in connection with the Lending Relationship.

         Section 7. Events of Default and Remedies.

         A. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (i) The Borrower shall fail to deliver within 30 days after closing a First Amendment to Security Agreement executed by Brigham Holdings I, LLC in favor of the Agent, and evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the security interests and Liens granted thereby have been taken;

                  (ii) The Borrower shall fail to deliver within 30 days after closing a First Amendment to Security Agreement executed by Brigham Holdings II, LLC in favor of the Agent, and evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the security interests and Liens granted thereby have been taken; and

                  (iii) The Borrower shall fail to deliver within 30 days after closing a legal opinion of Borrower's counsel in form reasonably satisfactory to the Agent.

         B. The occurrence and continuation of an Event of Default hereunder shall constitute an Event of Default under the Credit Agreement as amended hereby.

         Section 8. Payment of Fees and Expenses; Form of Payment.

         A. The Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a fee (the "Amendment Fee") in the amount of $500,000 payable by the Borrower as follows:

                  (i) a $50,000 installment shall be due and payable on the date hereof; and

                  (ii) a $50,000 installment shall be due with each monthly interest payment required to be made under Section 3.02 of the Credit Agreement as amended hereby; provided that the unpaid balance of the Amendment Fee shall be payable on the earlier of (a) the date on which the Bank of Montreal ceases to be the Agent or (b) the cancellation of the Commitments and repayment in full by the Borrower of the Indebtedness.

         B. The Borrower agrees, whether or not the transactions contemplated hereby are consummated, to pay all reasonable expenses of the Agent and the Lenders (including, without limitation, all reasonable fees and disbursements of counsel and other outside consultants for the Agent and/or the Lenders) in connection with the negotiation, investigation, preparation, execution and delivery of, recording and filing of, preservation of rights under and enforcement of this Amendment and the other Loan Documents to be delivered in connection herewith.

         C. All payments to be made by the Borrower under this Amendment shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice in accordance with Section 4.01 of the Credit Agreement.

         Section 9. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) prejudice any right or rights which the Lenders or the Agent may now have or may have in the future under or in connection with the Credit Agreement or any of the other Loan Documents. Except as expressly supplemented, amended or modified hereby, the terms and provisions of the Credit Agreement or any other Loan Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

         Section 10. Non-Reliance on Agent and Other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Amendment, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Amendment or the Credit Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Amendment or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder and under the Credit Agreement, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Weil, Gotshal & Manges LLP is acting in this transaction as special counsel to the Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Amendment and the matters contemplated herein.

         Section 11. Governing Law. This Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 12. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 13. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

            NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECTION 26.02

         THIS AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

BORROWER:                           BRIGHAM OIL & GAS, L.P.

                                    By: Brigham, Inc., its General Partner



                                    By: /s/ Karen E. Lynch
                                        ------------------------
                                    Name: Karen E. Lynch
                                         -----------------------
                                    Title: Vice President
                                          ----------------------

AGENT:                              BANK OF MONTREAL



                                    By: /s/ Thomas E. McGraw
                                        ------------------------
                                          Thomas E. McGraw
                                          Director


LENDER:                             BANK OF MONTREAL



                                    By: /s/ Thomas E. McGraw
                                        ------------------------
                                          Thomas E. McGraw
                                          Director

LENDER:                             SOCIETE GENERALE, Southwest Agency



                                    By: /s/ Paul E. Cornell
                                        ------------------------
                                    Name: Paul E. Cornell
                                         -----------------------
                                    Title: Managing Director
                                          ----------------------